UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020

Histogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36003	20-3183915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10655 Sorrento Valley Road, Suite 200, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 526-3100

Conatus Pharmaceuticals Inc.

16745 West Bernardo Dr., Suite 250

San Diego, CA 92127

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	HSTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 26, 2020, Conatus Pharmaceuticals, Inc. (the “Company”) completed its business combination with the Delaware corporation that was previously known as “Histogen Inc.” in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 28, 2020 (the “Merger Agreement”), by and among the Company, Chinook Merger Sub, Inc. (“Merger Sub”), and Histogen Inc.(“Histogen”), pursuant to which Merger Sub merged with and into Histogen, with Histogen surviving as a wholly-owned subsidiary of the Company (the “Merger”). On May 26, 2020, in connection with, and prior to the completion of, the Merger, the Company effected a reverse stock split of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a ratio of 1-for-10 (the “Reverse Stock Split”), and also on May 26, 2020, immediately after completion of the Merger, the Company changed its name to “Histogen Inc.” Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Histogen, which is a regenerative medicine company focused on developing patented, innovative technologies that replace and regenerate tissues in the body for aesthetic and therapeutic markets.

Under the terms of the Merger Agreement, the Company issued shares of Common Stock to Histogen’s stockholders at an exchange rate of .14342 shares of Common Stock, after taking into account the Reverse Stock Split, for each share of Histogen’s common stock outstanding immediately prior to the Merger. The exchange rate was determined through arms’-length negotiations between the Company and Histogen. The Company also assumed all of the stock options outstanding under the Histogen 2017 Stock Plan and the Histogen 2007 Stock Plan (collectively the “Histogen Stock Plans”) with such stock options henceforth representing the right to purchase a number of shares of Common Stock equal to .14342 multiplied by the number of shares of Histogen’s common stock previously represented by such options.

Immediately after the Merger, there were 11,813,875 shares of Common Stock outstanding, subject to rounding up any fractional shares as a result of the reverse split. Immediately after the Merger, the former stockholders, warrantholders and optionholders of Histogen owned, or held rights to acquire, approximately 73.373% of the fully-diluted Common Stock, which for these purposes is defined as the outstanding Common Stock (including the shares of common stock issued in the merger), plus all shares of the Company’s stock subject to options and warrants of the Company outstanding immediately prior to the merger, plus all shares of Histogen stock subject to options and warrants of Histogen converted into options and warrants of the Company in connection with the merger (the “Fully-Diluted Common Stock”), with the Company’s current stockholders, optionholders and warrantholders owning, or holding rights to acquire, approximately 26.627% of the Fully-Diluted Common Stock.

The shares of Common Stock issued to the former stockholders of Histogen were registered with the Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Reg. No. 333-236332), as amended.

The Common Stock listed on the Nasdaq Capital Market, previously trading through the close of business on May 26, 2020 under the ticker symbol “CNAT,” will commence trading on the Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “HSTO” on May 27, 2020. The Common Stock has a new CUSIP number, 43358Y103.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2020 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

As previously disclosed, at a special meeting of the Company’s shareholders held on May 21, 2020 (the “Special Meeting”), the Company’s shareholders approved the Reverse Stock Split and approved an amendment to the Amended and Restated Certificate of Incorporation of the Company to change the corporate name of the Company from “Conatus Pharmaceuticals Inc.” to “Histogen Inc.”

On May 26, 2020, in connection with the Merger, the Company effected the Reverse Stock Split by the filing of a Certificate of Amendment (the “Reverse Stock Split Certificate”) with the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law. The Reverse Stock Split became effective at 4:01 p.m. Eastern Time on May 26, 2020. As of the opening of the Nasdaq Capital Market on May 27, 2020, the Common Stock began to trade on a Reverse Stock Split-adjusted basis.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every ten shares of Common Stock held by a shareholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of Common Stock after the Reverse Stock Split. The vesting of all outstanding and unexercised options to purchase shares of Common Stock was accelerated in full immediately prior to the completion of the Merger, all outstanding restricted stock units of the Company were accelerated in full and net settled and all outstanding and unexercised warrants to purchase shares of Common Stock otherwise remain in effect pursuant to their terms, subject to adjustment to account for the Reverse Stock Split. Immediately following the Reverse Stock Split and the Merger, there were 11,813,875 shares of Common Stock outstanding, rounding down any fractional shares as a result of the reverse split as described herein.

No fractional shares were issued in connection with the Reverse Stock Split. In accordance with the Reverse Stock Split Certificate, any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number and each stockholder who would otherwise have been entitled to a fraction of a share of common stock upon the consummation of the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) was, in lieu thereof, entitled to receive such a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by $5.505, the volume weighted average closing trading price of a share of Common Stock on the Nasdaq Capital Market for the ten consecutive trading days ending the trading day immediately prior to the date upon which the Merger became effective, as adjusted for the Reverse Stock Split.

As a result of the Company’s shareholders approving the Reverse Stock Split, no corresponding adjustment was made with respect to the Company’s authorized Common Stock. The Reverse Stock Split has no effect on the par value of the Common Stock or authorized shares of preferred stock. Immediately after the Reverse Stock Split, each shareholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, other than as a result of the rounding to eliminate fractional shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Stock Split.

On May 26, 2020, in connection with, and immediately following, the Merger, the Company filed a Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company (the “Amendment Certificate”) with the Secretary of State of the State of Delaware to change the Company’s name from “Conatus Pharmaceuticals Inc.” to “Histogen Inc.” (the “Name Change”).

The foregoing descriptions of the Reverse Stock Split Certificate and the Amendment Certificate do not purport to be complete and are qualified in their entirety by reference to the complete texts of the Reverse Stock Split Certificate and the Amendment Certificate, which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Pursuant to the Merger Agreement, each of the directors of the Company resigned as of the closing of the Merger, other than Daniel L. Kisner, M.D. and Steven J. Mento, Ph.D . In connection with the Merger, the Board was increased to a total of eight directors. Pursuant to the terms of the Merger Agreement, six of the directors were designated by Histogen and two of the directors were designated by the Company.

In accordance with the Merger Agreement, on May 26, 2020, immediately prior to the effective time of the Merger, Preston S. Klassen, M.D., M.H.S., William R. LaRue, Kathleen D. Scott, David F. Hale and Harold Van Wart, Ph.D. resigned from the Board and any respective committees of the Board to which they belonged. Following such resignations and effective as of the effective time of the Merger the following individuals were appointed to the Board: Richard W. Pascoe, as a director whose term expires at the Company’s 2020 annual meeting of shareholders, Stephen Chang, Ph.D., Jonathan Jackson and Hayden Yizhuo Zhang, as directors whose terms expire at the Company’s 2021 annual meeting of shareholders, and David H. Crean, Ph.D. and Brian M. Satz, as directors whose terms expire at the Company’s 2022 annual meeting of shareholders. Daniel L. Kisner, M.D. and Steven J. Mento, Ph.D. continued as directors whose terms expire at the Company’s 2020 annual meeting of shareholders and the Company’s 2022 annual meeting of shareholders, respectively. Dr. Crean will serve as Chairman of the Board of Directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In accordance with the Merger Agreement, on May 26, 2020, immediately prior to the effective time of the Merger, Preston S. Klassen, M.D., M.H.S., William R. LaRue, Kathleen D. Scott, David F. Hale and Harold Van Wart, Ph.D. resigned from the Board and any respective committee of the Board to which they belonged, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Termination of Steven J. Mento, Ph.D. as President & Chief Executive Officer

On May 26, 2020, in connection with the Merger, the Company terminated Steven J. Mento, Ph.D., President & Chief Executive Officer. His termination was not due to a dispute or disagreement with the Company.

Pursuant to his employment agreement, following his termination of employment and subject to his execution of a general release of claims, Dr. Mento is entitled to receive certain severance benefits, including:

•	a lump sum payment in an amount equal to 18 months’ base salary;

•	a lump sum cash payment equal to the premiums for continuation of health benefits for 18 months following the date of termination; and

•	his vested stock options will remain exercisable for a period of one year following his termination of employment or service (or, if earlier, the original expiration date of such stock options).

The foregoing description of the terms of Dr. Mento’s severance does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, by and between the Company and Dr. Mento, dated December 17, 2008, which is incorporated herein by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on June 14, 2013, as amended by the Amendment to the Employment Agreement, dated July 2, 2013, which is incorporated herein by reference to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 8, 2013, the Amendment to the Employment Agreement, dated July 31, 2019, which is incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2019 and the Amendment to the Employment Agreement, dated January 27, 2020, which is incorporated herein by reference to Exhibit 10.16 of Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the SEC on March 30, 2020.

Termination of Keith W. Marshall, Ph.D., M.B.A. as Executive Vice President, Chief Operating Officer & Chief Financial Officer

On May 26, 2020, in connection with the Merger, the Company terminated Keith W. Marshall, Ph.D., M.B.A. as Executive Vice President, Chief Operating Officer & Chief Financial Officer. His termination was not due to a dispute or disagreement with the Company.

Pursuant to his employment agreement, following his termination of employment and subject to his execution of a general release of claims, Dr. Marshall is entitled to receive certain severance benefits, including:

•	a lump sum payment in an amount equal to 12 months’ base salary; and

•	a lump sum cash payment equal to the premiums for continuation of health benefits for 12 months following the date of termination.

The foregoing description of the terms of Dr. Marshall’s severance does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, by and between the Company and Dr. Marshall, dated August 31, 2017, which is incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2017, as amended by the Amendment to the Employment Agreement, dated July 31, 2019, which is incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 5, 2019, and the Amendment to the Employment Agreement, dated January 27, 2020, which is incorporated herein by reference to Exhibit 10.29 of Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the SEC on March 30, 2020.

Termination of Alfred P. Spada, Ph.D. as Executive Vice President, Research and Development, and Chief Scientific Officer

On May 26, 2020, in connection with the Merger, the Company terminated Alfred P. Spada, Ph.D. as Executive Vice President, Research and Development and Chief Scientific Officer. His termination was not due to a dispute or disagreement with the Company.

Pursuant to his employment agreement, following his termination of employment and subject to his execution of a general release of claims, Mr. Spada is entitled to receive certain severance benefits, including:

•	a lump sum payment in an amount equal to 12 months’ base salary;

•	a lump sum cash payment equal to the premiums for continuation of health benefits for 12 months following the date of termination; and

•	his vested stock options will remain exercisable for a period of one year following his termination of employment or service (or, if earlier, the original expiration date of such stock options).

The foregoing description of the terms of Dr. Spada’s severance does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, by and between the Company and Dr. Spada, dated July 2, 2013, which is incorporated herein by reference to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 8, 2013, as amended by the Amendment to the Employment Agreement, dated July 31, 2019, which is incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 5, 2019, and the Amendment to the Employment Agreement, dated January 27, 2020, which is incorporated herein by reference to Exhibit 10.29 of Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed with the SEC on March 30, 2020.

Appointment of Richard W. Pascoe as Director, Chief Executive Officer, President & Interim Chief Financial Officer

(c) On May 26, 2020, effective as of the effective time of the Merger, the Board appointed Richard W. Pascoe as a director and the Company’s Chief Executive Officer, President and Interim Chief Financial Officer to serve at the discretion of the Board.

Mr. Pascoe is the Chief Executive Officer, President and Director at Histogen. Mr. Pascoe has been a director and served as Chairman and Chief Executive Officer of Histogen since January of 2019. He joined Histogen following the merger of Apricus Biosciences Inc. and Seelos Therapeutics, Inc. Mr. Pascoe was the Chief Executive Officer of Apricus Biosciences, Inc. from March 2013 until joining Histogen. Prior to Apricus, Mr. Pascoe was with Somaxon Pharmaceuticals, Inc. where he served as the Chief Executive Officer. Prior to joining Somaxon in 2008, Mr. Pascoe served as Chief Operating Officer at ARIAD Pharmaceuticals, Inc. Prior to ARIAD, Mr. Pascoe held a series of senior management roles at King Pharmaceuticals, Inc. (acquired by Pfizer Inc.), including Senior Vice President positions in King’s international and hospital commercial business units. Prior to King, Mr. Pascoe held commercial roles in the hospital pharmaceutical and medical device groups at Medco Research, Inc. (acquired by King), COR Therapeutics, Inc. (acquired by Millennium Pharmaceuticals Inc.), and B. Braun Interventional. Mr. Pascoe is a member of the board of directors of KemPharm, Inc., as well as a member of the company’s audit and compensation committees and its lead independent director. He also serves as a member of the board of directors of Seelos Therapeutics, Inc. He is also a member of the board of directors of Biocom, California’s leading advocate for the life sciences industry, and the Johnny Mac Soldiers Fund, a charity for military veterans. Mr. Pascoe served on active duty as a Commissioned Officer with the U.S. Army’s 24th Infantry Division with one combat tour in Iraq earning several awards and decorations including the Bronze Star Medal. He is a graduate of the United States Military Academy at West Point where he received a B.S. degree in Leadership. Mr. Pascoe currently serves as the Civilian Aide to the Secretary of the Army for Southern California, where he serves as a volunteer liaison between the Secretary and the local community.

Appointment of Gail K. Naughton, Ph.D. as Founder, Chief Scientific Officer and Chief Business Officer

On May 26, 2020, effective as of the effective time of the Merger, the Board appointed Gail K. Naughton, Ph.D. as a the Company’s Founder, Chief Scientific Officer & Chief Business Officer to serve at the discretion of the Board.

Dr. Naughton is the Chief Scientific Officer, Chief Business Officer & Founder at Histogen. Dr. Naughton founded Histogen in 2007. She has spent more than 30 years extensively researching the tissue engineering process, holds more than 100 U.S. and foreign patents and has been extensively published in the field. She previously served as co-founder and co-inventor of Advanced Tissue Sciences, a manufacturer of human skin for wound healing and skin treatments. At ATS, Dr. Naughton held a variety of key management positions, including president, chief operating officer, chief scientific officer and principal scientist. While serving as an officer and director of the company, Dr. Naughton oversaw the design and development of the world’s first up-scaled manufacturing facility for tissue engineered products, established corporate development and marketing partnerships with companies including Smith & Nephew, Ltd., Medtronic and Inamed Corporation, was pivotal in raising over $350M from the public market and corporate partnerships, and brought four human cell-based products from concept through FDA approval and market launch. Following ATS, Dr. Naughton served as Dean of the College of Business Administration at San Diego State University from 2002 until 2011, where she helped to make SDSU the first US campus to establish a Ph.D./MBA in life sciences. In 2000, Dr. Naughton received the 27th Annual National Inventor of the Year award by the Intellectual Property Owners Association in honor of her pioneering work in the field of tissue engineering. Dr. Naughton received her Ph.D. and M.S. from NYU Medical, and an MBA from UCLA. She currently sits on several scientific advisory boards.

Appointment of Martin Latterich, Ph.D. as Vice President, Technical Operations

On May 26, 2020, effective as of the effective time of the Merger, the Board appointed Martin Latterich, Ph.D. as the Company’s Vice President, Technical Operations to serve at the discretion of the Board.

Dr. Latterich has been the Vice President of Technical Operations at Histogen since October 2016. Prior to joining Histogen, from June 2012 through December 2016, Dr. Latterich served as an executive of the biotechnology firm ProterixBio (formerly BioScale), Inc., where he currently now serves as the Chief Scientific Officer. He is the author of 39 publications and one book, and has served as Editor-in-Chief of Proteome Science since 2002. Dr. Latterich is a 1998 Pew Scholar and has held a Tier I Canada Research Chair at McGill University.

Appointment of Thomas Hubka as Director of Business Operations & Corporate Secretary

On May 26, 2020, effective as of the effective time of the Merger, the Board appointed Thomas Hubka as the Company’s Director of Business Operations & Corporate Secretary to serve at the discretion of the Board.

Mr. Hubka is the Director of Business Operations and Corporate Secretary at Histogen. Mr. Hubka has spent 9 years with Histogen focusing on business development, finance and operations. He works closely with all facets of Histogen to ensure corporate budgeting and forecasting, and has been integral to development of Histogen’s cost accounting policies. Mr. Hubka develops strategic plans involving the in-licensing or out-licensing of technologies, as well as strategic alliances with pharmaceutical or device companies. He works with all department heads to develop efficient business models and effective costing in preclinical R&D, manufacturing, and clinical teams for trial costs and analysis, as well as coordinating budgets with the joint venture partners. With a bachelor’s degree in Business Management from Washington and Lee University and a focus on finance and marketing, Mr. Hubka brings a strong business management background to Histogen. Previously, he worked in commercial real estate as part of a land and investment team at NAI Austin, managing investor relations, strategy and overseeing land development plans.

Employment Agreements for Mr. Pascoe and Mr. Latterich

Pursuant to their at-will employment agreements, as amended, with Histogen, Mr. Pascoe and Dr. Latterich currently earn annual base salaries of $450,000 and $220,000, respectively. Mr. Pascoe and Dr. Latterich are also eligible to earn an annual cash incentive bonus equal to up to 50% and 30%, respectively, of their then-current annual base salary. The annual cash incentive bonus will be based on performance metrics jointly established by Histogen’s board of directors (or any applicable committee thereof) and the executive.

Pursuant to Mr. Pascoe’s employment agreement, if Histogen terminates his employment without cause or he resigns for good reason, he is entitled to the following payments and benefits: (1) accrued but unpaid base salary due to him through the date of termination; (2) any earned but unused PTO through the date of termination; (3) any vested benefits under Histogen’s welfare and pension benefit plans (other than any severance plans); (4) any unreimbursed business expenses; (5) continuing compensation equal to 12 months base salary; (6) any accrued but unpaid cash bonus for the calendar year prior to the calendar year in which the termination occurs; (7) the pro rata portion of his target cash incentive bonus for the calendar year in which the termination occurs; and (8) such portion of the option award granted to him upon the commencement of his employment that would have vested during the 12-month period following the date of termination, had he remained in continuous service during such period.

Mr. Pascoe’s employment agreement provides that, in the event that Histogen terminates his employment without cause or he resigns for good reason during the one-year period following a change in control (the merger will not constitute a change in control as defined in Mr. Pascoe’s employment agreement), in addition to the receiving the benefits described above, 100% of his then-unvested option awards shall immediately vest. Further, instead of receiving the pro rata portion of his target cash incentive bonus, he will be entitled to receive the full target cash incentive bonus for the year in which the termination occurs.

Pursuant to Dr. Latterich’s employment agreement, if Histogen terminates his employment without cause or he resigns with good reason during the one-year period that follows a change in control (the merger will not constitute a change in control as defined in Dr. Latterich’s employment agreement), he is entitled to receive the following payments and benefits: (1) earned but unpaid base salary; (2) earned but unused PTO through the date of termination; (3) any vested benefits under Histogen’s welfare and pension benefit plans (other than severance plans); (4) unreimbursed business expenses; and (5) continuing compensation equal to 6 months of base salary.

Appointment of Directors

(d) The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the appointment of directors to the Board in accordance with the Merger Agreement is incorporated by reference into this Item 5.02(d).

On May 26, 2020, Dr. Crean, Dr. Kisner and Mr. Satz were appointed to the audit committee of the Board and Dr. Crean was appointed as the chairman of the audit committee of the Board. On May 11, 2020, Mr. Satz, Dr. Crean, Dr. Kisner and Mr. Jackson were appointed to the Compensation Committee, and Mr. Satz was appointed as the chairman of the Compensation Committee. On May 11, 2020, Mr. Satz, Mr. Jackson and Mr. Zhang were appointed to the nominating and corporate governance committee of the Board, and Mr. Satz was appointed as the chairman of the nominating and corporate governance committee of the Board.

David H. Crean, Ph.D. has been a director at Histogen since March 2018. Since March 2018, Dr. Crean has been the Chief Executive Officer and a director at Talapo Therapeutics. Since September 2015, he has been a Managing Director at Objective Capital Partners where he leads the firm’s life science investment banking transactions. From 2013 to 2015, he was the President and Chief Executive Officer of the Boys & Girls of San Diego. Dr. Crean has in excess of 20 years of life sciences R&D and corporate development transactional experience in the pharmaceutical industry where he was responsible for leading mergers, acquisitions, licensing and collaborations, and establishing corporate strategy. Prior to joining Objective Capital Partners, Dr. Crean served over 20 years in specialty pharmaceuticals; namely at Allergan and Aqua Pharmaceuticals, a private equity-backed company, prior to it being sold to Almirall, SA. Concurrent with Objective Capital, Dr. Crean serves as a strategic business advisor for several life science companies, is an active member on BIOCOM’s Capital Development Committee and BIO International 2017 Partnering Committee and a contributing member on the Membership & Program Committees for the Association for Corporate Growth (ACG) in San Diego. Dr. Crean holds a Masters of Business Administration Degree with a finance concentration from Pepperdine University School of Management. Additionally, he holds a Doctorate of Philosophy Degree in Biophysics and a Masters of Science Degree in Oncology from the State University of New York at Buffalo. Dr. Crean also earned a Bachelor of Science Degree in Biology from Canisius College.

Stephen Chang, Ph.D. has been a director of Histogen since 2007 and he served as Histogen’s Interim Chief Executive Officer from April 2017 to January 2019. In addition to Histogen, Dr. Chang serves on the Scientific Advisory Board or Board of Directors for GT Biopharma, Orphesus Therapeutics, Cloak Therapeutics, Aegis Therapeutics and Legacy Therapeutics. He also serves as Director of Research for One Med Research, a life science communications and analysis firm in NYC. He is an active consultant for several small emerging life science companies in the NYC area in the area of tools, technology and business strategy, and is an entrepreneur in residence at Rutgers and New York University. Dr. Chang recently retired from the New York Stem Cell Foundation (NYSCF). As Senior Vice President for Strategic Initiatives and Research, Dr. Chang had overall responsibility for planning, coordinating, and managing the activities of the research department. In this role, he provided senior leadership in the areas of research and development, oversight of short and long term projects with regulations and policies related to administration and business units, partnerships with industry and other research institutions, and supervision and evaluation of internal and external projects and intellectual property. Dr. Chang oversaw the growth of NYSCF from 2010 to 2017 in several large-scale stem cell initiatives as well as its transition to a standalone research institute. Prior to joining NYSCF, Dr. Chang founded Stemgent, Inc. in 2008 and served as the company’s Chief Scientific Officer. He was previously the CEO of Multicell Technologies and continues as a Director of this Company. He has been involved in Viagene, Chiron and Canji/Schering Plough in the area of gene and cancer therapy. Dr. Chang was president of CURES, a coalition of patient advocates, biotechnology companies, pharmaceutical companies, and venture capitalists dedicated to ensuring the safety, research, and development of innovative lifesaving medications. Under Dr. Chang leadership, CURES established prop 78 that prevented the re-importation of drugs to California from transcontinental shipments. Dr. Chang received his Ph.D. in biological chemistry, molecular biology, and biochemistry from the University of California, Irvine and an undergraduate B.S. from University of Michigan. Dr. Chang is active in the Alliance of Regenerative Medicine, CCRM and Global Initiative for IPSC Therapy and ISSCR. Dr. Chang has long term interest in teaching and public policy of science and continues as a registered CA lobbyist. Areas of research interest include translational applications of basic science to pharmaceutical products, stem cell therapies and gene therapies.

Jonathan Jackson has been a director at Histogen since December 2010. A few years after completing his degree in Business Management in London, Mr. Jackson set up his own company to develop commercial real estate in Central Europe. Over the last 20 years, he has currently under development and developed more than 6,000,000 square feet of space. Since selling a portfolio of completed assets in early 2007 in one of the largest deals in Central Europe, Mr. Jackson has diversified and invested over $15M in different business sectors, both in the USA and Europe

Hayden Yizhuo Zhang has been a director at Histogen since September 2016. In addition to Histogen, Mr. Zhang is currently the director of Strategy and Investment Department of Huapont Life Sciences where he is in charge of all aspects of the group investment activities. He has successfully lead the acquisitions of several hospitals and biotech companies out of China and has years of experience in capital markets. Mr. Zhang became the CEO of Huapont Huiyi Investment Co., in 2014 which is focused on investing and developing health-related Services. Prior to this he served as the Assistant to General Manager of Hengyuan Investment Co., in 2012. He also worked for Vanguard Logistics Co., in Australia and was responsible for trading in the Chinese market. The combined company believes Mr. Zhang is qualified to serve on its board of directors based on the depth and diversity of his experience in business management and investment banking.

Brian Satz has been a director at Histogen since November 2012. In addition, Mr. Satz is an attorney and founder of Satz Law Group LLC in Fairfield, New Jersey. Mr. Satz has extensive experience representing clients in all aspects of corporate and commercial transactions as well as their day-to-day business matters. In particular, he has advised numerous investors and businesses in the biotech and life sciences industries and has been involved in the financing of many early stage companies. Prior to the founding of Satz Law Group, Mr. Satz spent the vast majority of his career working at large New York City based law firms.

2020 Incentive Award Plan

(e) As previously disclosed, on May 21, 2020, at the Company’s Special Meeting, the Company’s shareholders approved the Company’s 2020 Incentive Award Plan (the “2020 Plan”). The maximum number of shares of the Company’s common stock available for issuance under the 2020 Plan equals the sum of (a) 850,000 shares ; (b) any shares of common stock of the Company which are subject to awards under the Conatus 2013 Equity Incentive Plan as of the effective date of the 2020 Plan which become available for issuance under the 2020 Plan after such date in accordance with its terms; and (c) an annual increase on the first day of each calendar year beginning with the January 1 of the calendar year following the effectiveness of the 2020 Plan and ending with the last January 1 during the initial ten year term of the 2020 Plan, equal to the lesser of (A) five percent of the number of shares of the Company’s common stock outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year, and (B) such lesser number of shares of the Company’s common stock as determined by the Company’s board of directors. Shares of the Company’s common stock issued under the 2020 Plan with respect to certain exempt awards will not count against the foregoing share limits. Generally, exempt awards are awards which are either (1) granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by the Company or any of its subsidiaries or with which the Company or any of its subsidiaries combines by merger or otherwise, or (2) purchased by an eligible participant at its fair market value. The 2020 Plan became effective on May 11, 2020 and will expire on March 30, 2030, the tenth (10th) anniversary of the date the Company’s board of directors adopted the 2020 Plan.

Administration. The 2020 Plan will be administered by the Company’s Compensation Committee, or such other committee or subcommittee of the Compensation Committee as the Company’s board of directors may designate (the “Administrator”). The Administrator may interpret the 2020 Plan and award agreements, and has the authority to select the eligible participants to whom awards are to be granted, to determine the type or types of awards to be granted to any eligible participant, the number of awards to grant, the number of shares to be subject to those awards, and the terms and conditions of those awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the 2020 Plan. In its discretion, Conatus’ board of directors may at any time exercise any and all rights and duties of the Administrator under the 2020 Plan, except with respect to matters which are required to be determined in the discretion of the Compensation Committee by Rule 16b-3 under the Exchange Act or any successor rule, or any regulation or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which shares of the Company’s common stock are then listed, quoted or traded.

Awards. The 2020 Plan provides for the issuance of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance awards, stock payments and dividend equivalents to eligible participants, namely, employees, consultants, and non-employee directors of the Company or its subsidiaries. If shares of the Company’s common stock issued subject to an outstanding award granted under the 2020 Plan or the Company’s 2013 Plan (but not the Histogen Stock Plans) are forfeited, cancelled, exchanged or surrendered, or if such an award otherwise terminates or expires without a distribution of shares to the participant, in either case after the effective date of the 2020 Plan, the shares with respect to the affected award will become available for awards under the 2020 Plan. However, if shares are surrendered by a participant or withheld as payment of the exercise price in connection with any award granted under either of those plans, as well as any shares of common stock exchanged by a participant or withheld to satisfy tax withholding obligations related to such an award, will not be available for subsequent awards under the 2020 Plan. Upon the exercise of any award granted in tandem with any other awards under either plan, the related awards will be cancelled as to the number of shares to which the award is exercised, and that number of shares will no longer be available for grant under the 2020 Plan.

The terms and conditions of the 2020 Plan are described in the section entitled “Proposal No. 3 – Approval of the Conatus 2020 Incentive Award Plan” in the Company’s Prospectus filed with the SEC on April 1, 2020. The Company’s directors and executive officers are eligible to participate in the 2020 Plan. The foregoing description of the 2020 Plan does not purport to

7e complete and is qualified in its entirety by reference to the complete text of the 2020 Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On May 26, 2020, the Company amended and restated its Amended and Restated Bylaws, as amended, for the purpose of reflecting the Name Change. The Amended and Restated Bylaws of the Company are filed herewith as Exhibit 3.3 and incorporated herein by reference.

Commencing on May 27, 2020, the Company expects the trading symbol for its Common Stock, which is currently listed on the Nasdaq Capital Market, to change from CNAT to HSTO. The change in trading symbol is related solely to the Name Change.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The Company intends to file the financial statements of Histogen required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Exhibits

3.1	Certificate of Amendment, filed May 26, 2020

3.2	Certificate of Amendment, filed May 26, 2020

3.3	Amended and Restated Bylaws, dated May 26, 2020

10.1	2020 Incentive Award Plan, effective May 26, 2020.

99.1	Press Release, dated May 27, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Histogen Inc.

Date: May 27, 2020	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer, President and Interim Chief Financial Officer